UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2006
Date of Report (Date of earliest event reported)

NORPAC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27147	95-4705831
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

698 Seymour Street, Suite 311
Vancouver, British Columbia	V6B 3K6
(Address of principal executive offices)	(Zip Code)

(604) 688- 8619
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 14, 2006, NorPac Technologies, Inc. (“NorPac”), entered into an agreement (the “Extension Agreement”) with Balsam Ventures, Inc. (“Balsam”), pursuant to which NorPac and Balsam agreed to amend the terms of their exclusive licensing agreement dated as of November 30, 2003 (the “License Agreement”). Under the terms of the License Agreement, Balsam was to pay NorPac minimum royalties in the amount of $5,000 per month (the “Minimum Royalty Payments”), commencing on January 15, 2006. Under the Extension Agreement, NorPac has agreed to extend the date on which Balsam is required to commence paying the Minimum Royalty Payments to January 15, 2007 in exchange for the following consideration:

(a)	500,000 shares of Balsam’s common stock; and
(b)	$20,000, payable to NorPac on or before January 31, 2006.

A copy of the Extension Agreement is attached as an exhibit to this report.

SECTION 7 – Regulation FD

ITEM 7.01 Regulation FD Disclosure

A copy of the joint press release issued by NorPac and Balsam announcing the Extension Agreement is attached as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description

10.1	Extension Agreement dated as of January 14, 2006 between NorPac Technologies, Inc. and Balsam Ventures, Inc.

99.1	Press Release dated January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORPAC TECHNOLOGIES, INC.

Date: January 18, 2006
	By:	/s/ Bruce T. Leitch

BRUCE T. LEITCH
President and Chief Executive Officer